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                                                                     Exhibit 4.5

                                  $120,000,000

                              WII COMPONENTS, INC.

                            10% SENIOR NOTES DUE 2012


                          REGISTRATION RIGHTS AGREEMENT

                                                               February 12, 2004

CREDIT SUISSE FIRST BOSTON LLC,
  As Representative of the Several Initial Purchasers,
    Eleven Madison Avenue,
      New York, NY 10010-3629

Dear Sirs:

     WII Components, Inc., a Delaware corporation (the "ISSUER"), proposes to issue and sell to Credit Suisse First Boston LLC and Wachovia Capital Markets LLC (collectively, the "INITIAL PURCHASERS"), upon the terms set forth in a purchase agreement of even date herewith (the "PURCHASE AGREEMENT"), $120,000,000 aggregate principal amount of its 10% Senior Notes Due 2012 (the "INITIAL SECURITIES") to be unconditionally guaranteed (the "GUARANTEES") on an unsecured senior basis by each of the Issuer's subsidiaries set forth on Schedule B to the Purchase Agreement (the "GUARANTORS," and together with the Issuer, the "COMPANY"). The Initial Securities will be issued pursuant to an Indenture, dated as of February 18, 2004 (the "INDENTURE"), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the "TRUSTEE"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the Initial Purchasers and the holders of the Securities (as defined below) (collectively the "HOLDERS"), as follows:

     1. REGISTERED EXCHANGE OFFER. The Company shall, at its own cost, prepare and, not later than 120 days (such 120th day being a "FILING DEADLINE") after the date on which the Initial Purchasers purchase the Initial Securities pursuant to the Purchase Agreement (the "CLOSING DATE"), file with the Securities and Exchange Commission (the "COMMISSION") a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to a proposed offer (the "REGISTERED EXCHANGE OFFER") to the Holders of Transfer Restricted Securities (as defined in Section 7 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities of the Company issued under the Indenture and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 7 hereof) and registered under the Securities Act (the "EXCHANGE SECURITIES"). The Company shall use its commercially reasonable efforts (i) to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 210 days after the Closing Date (such 210th day being an "EFFECTIVENESS DEADLINE") and (ii) keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "EXCHANGE OFFER REGISTRATION PERIOD").

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     If the Company commences the Registered Exchange Offer, the Company (i)
will be entitled to close the Registered Exchange Offer 30 days after such commencement (provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer) and (ii) will be required to consummate the Registered Exchange Offer no later than 40 days after the date on which the Exchange Offer Registration Statement is declared effective (such 40th day being the "CONSUMMATION DEADLINE").

     Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall, as promptly as practicable, commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 7 hereof) electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

     The Company acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder (other than an Initial Purchaser who is not allowed to participate in the Registered Exchange Offer) which is a broker-dealer electing to exchange Initial Securities, which it acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an "EXCHANGING DEALER"), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and (c) Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in exchange for Initial Securities constituting any portion of an unsold allotment, is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

     The Company shall keep the Exchange Offer Registration Statement effective and shall amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; PROVIDED, HOWEVER, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of 180 days after the consummation of the Registered Exchange Offer (or such shorter period during which such persons are required by applicable law to deliver such prospectus).

     If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "PRIVATE EXCHANGE") for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 7 hereof) to the Initial Securities (the "PRIVATE EXCHANGE SECURITIES"). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the "SECURITIES".

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     In connection with the Registered Exchange Offer, the Company shall:

          (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b) keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

          (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

          (d) permit Holders to withdraw tendered Initial Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

          (e) otherwise comply with all applicable laws.

     As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

          (x) accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

          (y) deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

          (z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

     The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

     Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

     Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and not directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act and that such Holder will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

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     Notwithstanding any other provisions hereof, the Company will cause (i) any
Exchange Offer Registration Statement, at the time the Exchange Offer Registration Statement becomes effective, and any post-effective amendment thereto and any prospectus forming part thereof and any supplement thereto to comply in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto to not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, at the time the Exchange Offer Registration Statement becomes effective, and any supplement to such prospectus, to not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2. SHELF REGISTRATION. If, (i) the Company determines that it is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, because it would violate any law or applicable interpretations thereof by the staff of the Commission, (ii) the Registered Exchange Offer is not consummated by the 250th day after the Closing Date, (iii) any Initial Purchaser so requests with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange or may not resell the Exchange Securities acquired by it in the Registered Exchange Offer to the public without delivering a prospectus, and any such Holder so requests, the Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iv) occur, including in the case of clauses (iii) or (iv) the receipt of the required notice, being a "TRIGGER DATE"):

          (a) The Company shall, at its cost, as promptly as practicable (but in no event more than 30 days after the Trigger Date (such 30th day being a "FILING DEADLINE")) file with the Commission and thereafter shall use its commercially reasonable efforts to cause to be declared effective (x) in the case of a Shelf Registration Statement filed pursuant to clause (i) of the foregoing paragraph, no later than 210 days after the Issue Date and
     (y) in the case of a Shelf Registration Statement filed pursuant to clause
     (ii), (iii) or (iv) of the foregoing paragraph, no later than 60 days after the applicable Filing Deadline (such 210th or 60th day, as the case may be, being an "EFFECTIVENESS DEADLINE") a registration statement (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, a "REGISTRATION STATEMENT") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 7(d)) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "SHELF REGISTRATION"); PROVIDED, HOWEVER, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securi